Exhibit 99.1

Inuvo, Inc. Announces Closing of $10.75 Million Underwritten Public Offering of Common Stock

LITTLE ROCK, AR JULY 27, 2020 – INUVO, INC. (NYSE AMERICAN: INUV) (“Inuvo” or the “Company”), a leading provider of marketing technology, powered by IntentKey™ artificial intelligence that serves brands and agencies, today announced the closing of its previously announced underwritten public offering for total gross proceeds of $10,750,000, before deducting underwriting discounts, commissions and other offering expenses payable by the company. Inuvo sold an aggregate of 21,500,000 shares of its common stock at a purchase price to the public of $0.50 per share in this offering, which included the full exercise by the underwriters of the over-allotment option of 1,500,000 shares of common stock.

Inuvo intends to use the net proceeds from the offering for working capital.

A.G.P./Alliance Group Partners acted as sole book-running manager for the offering.

Copies of the final prospectus supplement and accompanying prospectus related to the offering may be obtained from A.G.P./Alliance Group Partners, 28th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Electronic copies of the final prospectus supplement and accompanying prospectus are also available on the SEC’s website at http://www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inuvo

Inuvo®, Inc. (NYSE American: INUV) is a market leader in artificial intelligence, aligning and delivering consumer-oriented product & brand messaging strategies online based on powerful, anonymous and proprietary consumer intent data for agencies, advertisers and partners. To learn more, visit www.inuvo.com.

About the IntentKey™

Inuvo®’s IntentKey™ is a patented, machine-learning technology designed to mirror the manner in which the human brain instantly associates ideas, emotions, places, people, and objects. It creates an accurate, high-definition picture of consumer intent and sentiment related to a particular topic or item. Inuvo harnesses the power of the IntentKey™ to discover and reach high volumes of incremental in-market and relevant audiences that are hidden from typical marketing approaches. The IntentKey™ enables pinpoint media execution reaching consumers throughout the purchasing funnel all the way to conversion.

 Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about the anticipated use of the net proceeds of the offering; and other risks and uncertainties detailed in Inuvo, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, subsequent Quarterly Report on Form 10-Q for the period ended March 31, 2020 and our other filings with the SEC. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties including the continued impact of Covid-19 on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com

Investor Relations:
KCSA Strategic Communications
Valter Pinto, Managing Director
Tel (212) 896-1254
Valter@KCSA.com